Exhibit 10.4

ADVISORY SERVICES AGREEMENT

THIS ADVISORY SERVICES AGREEMENT (this “Agreement”) is effective as of September 30, 2011, (the “Effective Date”), by and between First Choice ER, LLC, a Texas limited liability company (the “Company”) and Sterling Fund Management, LLC, a Delaware limited liability company (“SFM”).

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to receive certain management and consulting services from SFM, and SFM desires to perform such services for the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Appointment of SFM. As of the Effective Date and on the terms and conditions provided in this Agreement, the Company appoints SFM, and SFM accepts appointment, as a management consultant and financial advisor to the Company and its subsidiaries, including the business of any corporations hereafter formed or acquired by the Company or any such subsidiary.

2.                                      Services of SFM. SFM will render management, consulting and financial services to the Company and its subsidiaries, which services may include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company and its subsidiaries, as needed from time to time, including advising the Company and its subsidiaries in their relationships with banks and other financial institutions and with accountants, attorneys, financial advisors and other professionals. SFM will use commercially reasonable efforts to cause its employees and agents to provide the Company and its subsidiaries with the benefit of their special knowledge, skill and business expertise to the extent relevant to the business and affairs of the Company and its subsidiaries. In addition, SFM may render advice and assistance in connection with any acquisitions, dispositions or financing transactions undertaken by the Company and its subsidiaries.

3.                                      Reimbursement of Expenses. All obligations or expenses incurred by SFM or agents of SFM in the performance of its duties under this Agreement will be for the account of, on behalf of, and at the expense of the Company. SFM will not be obligated to make any advance to, or for the account of, the Company or to pay any sums, except out of funds held in accounts maintained by the Company, nor will SFM be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of the liability or obligation will be provided. Without limiting the generality of the foregoing, the Company will reimburse all expense reimbursement requests submitted by any of SFM or any of its agents, representatives or affiliates (including the institutional investment funds managed by SFM), all within 15 days of such request. In addition, the Company shall directly pay any outside service providers (e.g., lawyers, accountants, registered agents, etc.) contracted by SFM or any of its agents, representatives or affiliates (including the institutional investment funds managed by SFM), in order to provide services to the Company. All such reimbursements shall be made within the terms of the third party service provider’s payment conditions, and done in a manner so as not to in any manner impair the relationship among the service provider and SFM, Sterling (as defined below), or any agents, representatives or affiliates thereof.

4.                                   Other Activities of SFM; Investment Opportunities. The Company acknowledges and agrees that neither SFM nor any of its employees, officers, directors, affiliates or associates will devote its, his or her full time and business efforts to the duties of SFM specified in this Agreement, but only so much of such time and efforts as SFM reasonably deems necessary or appropriate. The Company further acknowledges and agrees that SFM and its affiliates and associates are or may be engaged in the business of investing in, acquiring and/or managing businesses for their own respective accounts and for the account of other unaffiliated parties and that no aspect or element of these activities will be deemed to be engaged in for the benefit of the Company nor to constitute a conflict of interest or breach of any duty hereunder. SFM will be required to bring only those investments and/or business opportunities to the attention of the Company which SFM, in its sole discretion, deems appropriate.

5.                                      Compensation of SFM.

5.                                      Management Fee.

(a)                                 During the term of this Agreement, in consideration for the services to be rendered hereunder, the Company shall pay to SFM an annual fee equal to the Base Compensation (as such term is defined below). Except as otherwise provided in Section 5.1(e), the Base Compensation due for any calendar year shall be payable by the Company to SFM in advance on February 28 of such calendar year. At the direction of SFM, a portion of the Base Compensation due for any calendar year shall be paid by the Company to one or more of SFM’s affiliates.

(b)                                    The initial Base Compensation shall be equal to $500,000 per calendar year.

(c)                                  The Base Compensation shall increase as of January 1 of each year during the term of this Agreement by the higher of (i) 5%, and (ii) the positive percentage change, if any, in the CPI from the month of January of the preceding year to the month of January of such year. For purposes hereof, “CPI,” for any month of January, means the Consumer Price Index for All Urban Consumers, U.S. City Average, all items, not seasonally adjusted, for such month and compiled upon data (with the base 1982-84 equals 100) for such month (the “Index”). In the event that publication or issuance of the Index is discontinued or suspended, the CPI shall be an index published or issued by the United States Department of Labor or any bureau or agency thereof that computes information from substantially the same statistical categories and substantially the same geographic areas as those computed in the Index and that weights such categories in a substantially similar way to the weighting of the Index as of the Effective Date. In the event that the Index is calculated upon a base year other than 1982-84, such adjustments to the CPI for each calendar year shall be calculated as necessary to ensure that the CPI for each such calendar year is based on the same Index. In the event that the information necessary to calculate the increase of the Base Compensation pursuant to this Section 5.1(c) is not available as of the Base Compensation’s payment due date (as described in Section 5.1(a)), for purposes of making the payment on such payment due date it shall be assumed that the Base Compensation has increased by 5% for such calendar year and if following such payment it is determined that the positive change in the CPI (referenced in clause (ii) above) exceeds 5%, the Company shall pay the shortfall amount as soon as practicable thereafter.

(d)                             100% of the Base Compensation for any calendar year shall be considered earned on January 1 of such calendar year. Except as provided in Section 5.1(e), the Base Compensation shall not be subject to proration, nor shall SFM be obligated to refund any portion thereof for any reason whatsoever (including, but not limited to, the sale of the business of the Company or a change in control transaction).

(e)                                     The Base Compensation payable with respect to the first calendar year shall be pro rated from the Effective Date through the end of such calendar year and such pro rated amount shall be paid on the Effective Date.

5.2                                  Additional Business Operations. If the Company or its subsidiaries acquire or enter into any additional business operations after the date of this Agreement, the Board and SFM will, prior to the acquisition or prior to entering into the business operations, in good faith, determine whether and to what extent the Base Compensation should be increased as a result thereof. Any increase will be evidenced by a written supplement to this Agreement signed by the Company and SFM.

6.                                      Term. This Agreement will commence as of the Effective Date and will remain in effect until the fifth (5th) anniversary of the Effective Date (the “Initial Period”). Thereafter, this Agreement shall automatically continue in full force and effect for successive additional periods of one (1) year each (each such period a “Renewal Period”) until such time as any of the institutional investment funds managed by SFM and any other affiliate or associate of SFM (“Sterling”) no longer beneficially own, in the aggregate, greater than ten percent (10%) of the then outstanding voting securities of the Company or any entity or entities which, directly or indirectly, beneficially own, in the aggregate, a majority of the then outstanding voting securities of the Company.

7.                                      Standard of Care. SFM (including any person or entity acting for or on behalf of SFM) will not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by gross negligence or willful misconduct of SFM engaged in by SFM, as finally determined by a court of competent jurisdiction. This Section 7 shall survive any termination or expiration of this Agreement.

8.                                      Indemnification of SFM. The Company will indemnify and hold harmless SFM and its present and future officers, directors, affiliates, employees, controlling persons, agents and representatives (“Indemnified Parties”) from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys’ fees) arising from their performance of services hereunder, except as a result of their gross negligence or willful misconduct. The Company will reimburse the Indemnified Parties on a monthly basis for any cost of defending or investigating any actual or threatened action or proceeding, or any cost of appearing as a witness in any such action or proceeding (including attorneys’ fees and expenses) subject to an undertaking from any such Indemnified Party to repay the Company if such party is determined not to be entitled to indemnity. Each Indemnified Party will have all rights and remedies set forth in this Agreement and all of the rights that such party may have under applicable law. SFM will be entitled to enforce or defend its rights and obligations under this Agreement specifically, without posting a bond or other security in any case or circumstance whatsoever, notwithstanding any requirement of law. This Section 8 shall survive any termination or expiration of this Agreement.

9.                                      Company Representations. The Company hereby represents and warrants to SFM that (i) the execution, delivery and performance of this Agreement by the Company does not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by SFM, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

10.                               Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by SFM, the Company and their respective successors and assigns, except that without the prior written consent of SFM, the Company will not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder.

11.                               Notices. Any notices, requests, demands and other communications required or permitted to be given under this Agreement will be in writing and, except as otherwise specified in writing, will be given by personal delivery, facsimile transmission, express courier service or by registered or certified mail, postage prepaid, return receipt requested:

If to the Company:

First Choice ER, LLC

2624 Long Prairie Road

Flower Mound, TX 75022

If to SFM:

Sterling Partners

1033 Skokie Boulevard, Suite 600

Northbrook, Illinois 60062

Attention: Office of the General Counsel

or to such other addresses as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 11) to the other. Notice by registered or certified mail will be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.

12.                               Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those which are invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

13.                               No Waiver. The failure of the Company or SFM to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement will not prevent a subsequent act by the Company or SFM, which would have originally constituted a violation of this Agreement by the Company or SFM, from having all the force and effect of any original violation. The failure by the Company or SFM to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or elections herein contained or permitted by law will not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same will continue and remain in full force and effect. Except to the extent that the Company’s rights of termination are limited herein, all rights and remedies that the Company or SFM may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, will be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or SFM or not, will be deemed to be in exclusion of any other right or remedy of the Company or SFM.

14.                               Entire Agreement; Amendment; Certain Terms. This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related in any way to the management and consulting services to be provided hereunder. The parties hereto expressly acknowledge that they have not relied on any prior or contemporaneous oral or written representations or statements by the other party in connection with the subject matter of this Agreement except as may be expressly set forth herein. The provisions of this Agreement may be amended only with the prior written consent of the Company and SFM. The terms affiliate and associate will have the meaning attributed to those terms by the rules and regulations of the Securities and Exchange Commission.

15.                               SFM an Independent Contractor. SFM and the Company agree that SFM shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither SFM nor its principals, members, directors, officers or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

16.                               Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

17.                               Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

18.                               CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE COMPANY AND SFM HEREBY IRREVOCABLY AGREE THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN CHICAGO, ILLINOIS AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

19.                               No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Company and SFM to express their mutual intent, and no rule of strict construction will be applied against either the Company or SFM.

20.                               Delivery by Facsimile or PDF. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including email of a PDF signature), shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic transmission (including email of a PDF signature) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission (including email of a PDF signature) as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, this Advisory Services Agreement has been duly executed effective as of the Effective Date.

FIRST CHOICE ER, LLC

By:	/s/ Dr. Jacob J. Novak
Name: Dr. Jacob J. Novak
Its: Manager and Member

By:	/s/ L. Richard Covert
Name: L. Richard Covert
Its: Manager and Member

STERLING FUND MANAGEMENT, LLC

By:	/s/ Thomas Wippman
Name:	Thomas Wippman
Its:	Managing Director and General Counsel